Exhibit 99.2

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY EAST TEXAS FINANCIAL SERVICES, INC.

SPECIAL MEETING OF STOCKHOLDERS

March 14, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of East Texas Financial Services, Inc. (the “Company”), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”), to be held at the Company’s offices located at 1200 S. Beckham Avenue, Tyler, Texas, at 2:00 p.m., local time, on March 14, 2012, and at any and all adjournments or postponements thereof, as follows:

I.	Proposal to approve the Agreement and Plan of Reorganization, dated as of December 8, 2011, by and between Prosperity Bancshares, Inc. (“Prosperity”) and the Company (the “Agreement”) pursuant to which the Company will merge with and into Prosperity, all on and subject to the terms and conditions contained therein. Approval of the Agreement will also constitute approval of the merger and the other transactions contemplated by the Agreement.

For  ☐             Against  ☐            Abstain  ☐

In their discretion, upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AGREEMENT.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

h Detach above card, sign, date and mail in postage paid envelope provided. h

EAST TEXAS FINANCIAL SERVICES, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN

THE ENCLOSED POSTAGE PAID ENVELOPE.

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of the Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt, prior to the execution of this Proxy, of Notice of the Meeting and a Proxy Statement/Prospectus.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.